Exhibit 1.1

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                                   HCIA INC.

                            (a Maryland corporation)


                        2,216,696 Shares of Common Stock





                             UNDERWRITING AGREEMENT











                          Dated:               , 1996


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

                                Table of Contents
UNDERWRITING AGREEMENT.................................................................................  1
         SECTION 1.        Representations and Warranties..............................................  3
                  (a)      Representations and Warranties by the Company...............................  3
                           (i)     Compliance with Registration Requirements...........................  3
                           (ii)    Incorporated Documents..............................................  4
                           (iii)   Independent Accountants.............................................  4
                           (iv)    Financial Statements................................................  4
                           (v)     No Material Adverse Change in Business..............................  5
                           (vi)    Good Standing of the Company........................................  5
                           (vii)   Good Standing of Subsidiaries.......................................  6
                           (viii)  Capitalization......................................................  6
                           (ix)    Authorization of Agreement..........................................  6
                           (x)     Authorization and Description of the
                           Securities..................................................................  6
                           (xi)    Absence of Defaults and Conflicts...................................  7
                           (xii)   Absence of Labor Dispute............................................  7
                           (xiii)  Absence of Proceedings..............................................  7
                           (xiv)   Accuracy of Exhibits................................................  8
                           (xv)    Possession of Intellectual Property.................................  8
                           (xvi)   Absence of Further Requirements.....................................  8
                           (xvii)  Possession of Licenses and Permits..................................  8
                           (xviii) Title to Property...................................................  8
                           (xix)   Compliance with Cuba Act............................................  9
                           (xx)    Registration Rights.................................................  9
                           (xxi)   Income Taxes........................................................  9
                           (xxii)  Accounting Controls.................................................  9
                           (xxiii) Insurance...........................................................  9
                           (xxiv)  ERISA Matters.......................................................  9
                           (xxv)   No Stabilization or Manipulation.................................... 10
                  (b)      Representations and Warranties by the Selling Stockholders.................. 10
                           (i)     Accurate Disclosure................................................. 10
                           (ii)    Authorization of Agreements......................................... 10
                           (iii)   Good and Marketable Title........................................... 11
                           (iv)    Due Execution of Power of Attorney and
                           Custody Agreement........................................................... 11
                           (v)     No Stabilization or Manipulation.................................... 12
                           (vi)    Absence of Further Requirements..................................... 12
                           (vii)   Restriction on Sale of Securities................................... 12
                           (viii)  Certificates Suitable for Transfer.................................. 12
                  (c)      Officer's Certificates...................................................... 12
         SECTION 2.        Sale and Delivery to Underwriters; Closing.................................. 12
                  (a)      Initial Securities.......................................................... 12
                  (b)      Option Securities........................................................... 13
                  (c)      Payment..................................................................... 13
                  (d)      Denominations; Registration................................................. 14
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


         SECTION 3.        Covenants of the Company.................................................... 14
                  (a)      Compliance with Securities Regulations and Commission
                           Requests.................................................................... 14
                  (b)      Filing of Amendments........................................................ 15
                  (c)      Delivery of Registration Statements......................................... 15
                  (d)      Delivery of Prospectuses.................................................... 15
                  (e)      Continued Compliance with Securities Laws................................... 15
                  (f)      Blue Sky Qualifications..................................................... 16
                  (g)      Rule 158.................................................................... 16
                  (h)      Use of Proceeds............................................................. 16
                  (i)      Restriction on Sale of Securities........................................... 16
                  (j)      Reporting Requirements...................................................... 17
         SECTION 4.        Payment of Expenses......................................................... 17
                  (a)      Expenses.................................................................... 17
                  (b)      Termination of Agreement.................................................... 17
                  (c)      Allocation of Expenses...................................................... 17
         SECTION 5.        Conditions of Underwriters' Obligations..................................... 18
                  (a)      Effectiveness of Registration Statement..................................... 18
                  (b)      Opinion of Counsel for the Company and the
                           Selling Stockholders........................................................ 18
                  (c)      Opinion of Counsel for Underwriters......................................... 18
                  (d)      Officers' Certificate....................................................... 18
                  (e)      Certificate of Selling Stockholders......................................... 19
                  (f)      Accountants' Comfort Letters................................................ 19
                  (g)      Bring-down Comfort Letter................................................... 19
                  (h)      No Objection................................................................ 19
                  (i)      Lock-up Agreements.......................................................... 19
                  (j)      Conditions to Purchase of Option Securities................................. 19
                  (k)      Additional Documents........................................................ 20
                  (l)      Termination of Agreement.................................................... 20
         SECTION 6.        Indemnification............................................................. 21
                  (a)      Indemnification of Underwriters............................................. 21
                  (b)      Indemnification of Company, Directors and Officers.......................... 23
                  (c)      Actions against Parties; Notification....................................... 23
                  (d)      Settlement without Consent if Failure to Reimburse.......................... 24
         SECTION 7.        Contribution................................................................ 24
         SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.............. 25
         SECTION 9.        Termination of Agreement.................................................... 26
                  (a)      Termination; General........................................................ 26
                  (b)      Liabilities................................................................. 26
         SECTION 10.       Default by One or More of the Underwriters.................................. 26
         SECTION 11.       Default by One or More of the Selling Stockholders
                           or the Company.............................................................. 27
         SECTION 12.       Notices..................................................................... 27
         SECTION 13.       Parties..................................................................... 28
         SECTION 14.       GOVERNING LAW AND TIME...................................................... 28

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

         SECTION 15.       Effect of Headings.......................................................... 28

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                                   HCIA INC.

                            (a Maryland corporation)


                        2,216,696 Shares of Common Stock

                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT


                                                         _________________, 1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
MONTGOMERY SECURITIES
ROBERTSON, STEPHENS & COMPANY LLC
c/o Merrill Lynch & Co.
    Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         HCIA Inc., a Maryland corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC, Montgomery Securities and Robertson, Stephens & Company LLC (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), set forth in Schedules A and B hereto, and with respect to the grant by the Company to the Underwriters, severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 332,505 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 2,216,696

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shares of  Common  Stock  (the  "Initial  Securities")  to be  purchased  by the
Underwriters and all or any part of the 332,505 shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-08639) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (i) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (ii) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated July 26, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to

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mean  and  include  all  such  financial  statements  and  schedules  and  other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.


         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the prospectus delivery requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with (x) information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) and (y) information furnished to the Company in writing by or on behalf of any

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         Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto).

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Company and its subsidiaries, of Datis Corporation ("Datis"), of the William M.
         Mercer, Incorporated National Health Analysis Unit ("CHAMP"), of HealthVISION, Inc. ("HealthVISION") and its subsidiaries and of LBA Health Care Management, Inc. ("LBA") included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv)  Financial  Statements.  The financial  statements of the
         Company and its subsidiaries included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally
         accepted   accounting principles  ("GAAP")  applied  on a  consistent basis throughout the periods involved. The financial statements of Datis included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of Datis at the dates indicated and the statement of operations, shareholders' deficit and cash flows of Datis for the
         periods  specified;   said  financial statements  have been  prepared
         in  conformity  with GAAP  applied on a consistent  basis  throughout
         the  periods  involved.   The  financial statements  of CHAMP  included
         in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of CHAMP at the dates indicated and the statement of operations and cash flows of CHAMP for the periods specified; said financial statements have been

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         prepared  in  conformity  with  GAAP  applied  on  a  consistent  basis
         throughout   the  periods   involved.   The  financial   statements  of
         HealthVISION  and  its   subsidiaries   included  in  the  Registration
         Statement and the Prospectus, together with the related notes, present fairly the financial position of HealthVISION and its consolidated subsidiaries at the dates indicated and the statement of operations, changes in stockholders' equity and cash flows of HealthVISION and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The financial statements of LBA (including the combined financial statements of LBA and Healthcare Data Source, Inc. (together, the "Predecessor Business")) included in the Registration Statement and the Prospectus, together with the related notes, present fairly the financial position of LBA or the Predecessor Business, as the case may be, at the dates indicated and the statement of operations, retained earnings and cash flows of LBA or the Predecessor Business, as the case may be, for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and its subsidiaries included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (v)  No  Material  Adverse  Change  in  Business.   Since  the
         respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. The Company and its subsidiaries have no material contingent liabilities or obligations which are not disclosed in the Registration Statement.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign

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         corporation to transact  business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of  Subsidiaries.  Each  subsidiary of the
         Company listed on Schedule D hereto (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except for directors' qualifying shares and as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or another Subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule D hereto and (b) CHKS, S.A., a corporation (societe anonyme) organized under the laws of France.

                  (viii) Capitalization. The authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of outstanding capital stock of the Company, including the Initial Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company, including the Initial
         Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

                  (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization and Description of the Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale by the Company to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the

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         Common Stock conforms to all statements  relating thereto  contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii)  Absence  of  Proceedings.  There is no  action,  suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described or filed as required.

                  (xv) Possession of Intellectual Property. The Company and its subsidiaries own or possess rights to use all material patents, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its Subsidiaries own no real property. The Company and its Subsidiaries have good title to all personal property owned by them, free and clear of all pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xx) Registration Rights. Except as described in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxi) Income Taxes. The Company and its subsidiaries have filed all Federal, state and foreign income tax returns which have been required to be filed, other than those filings being contested in good faith, and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes become due, other than those being contested in good faith and for which adequate reserves have been provided in accordance with GAAP or those currently payable without penalty or interest. All tax liabilities are adequately provided for on the books of the Company in accordance with GAAP.

                  (xxii) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii) Insurance. The Company and each of its Subsidiaries and their respective properties are insured in such amounts against such losses and with such insurers as the Company believes are prudent when considered in light of the nature of the properties and businesses of the Company and its Subsidiaries.

                  (xxiv) ERISA Matters. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder

         ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii)
         Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xxv) No Stabilization or Manipulation. The Company has not and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

         (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

                  (i) Accurate Disclosure. The Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto, at the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendments thereto became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, did not and will not include an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use under the caption "Principal and Selling Stockholders" in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto). Such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any material adverse information concerning HealthVISION or LBA.

                  (ii) Authorization of Agreements. Each Selling Stockholder has the full right, power and authority to enter into this Agreement and a Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                  (iii) Good and Marketable Title. Such Selling Stockholder has and at the Closing Time will have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this
         Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Underwriters, the Power of Attorney and Custody Agreement with Warburg, Pincus Investors, L.P., as attorney-in-fact (in such capacity, the "Attorney-in-Fact") and as custodian (in such capacity, the "Custodian"); the Custodian is authorized  to  deliver  the  Securities  to be sold  by  such  Selling
         Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(l) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                  (v) No Stabilization or Manipulation. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities.

                  (vi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Stockholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery by such Selling Stockholder of the Initial Securities hereunder or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as may have previously been made or obtained.

                  (vii) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock, securities convertible into, exchangeable for or repayable with shares of Common Stock, or rights or warrants to acquire shares of Common Stock or cause to be filed any registration statement under the 1933 Act with respect to any of the foregoing. The foregoing sentence shall not apply to the Securities to be sold hereunder.

                  (viii) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby and not a personal representation and warranty by any such officer; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each

Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities subject, in each case, to such adjustments among the Underwriters as the Underwriters in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 332,505 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days (or, in the case of any exercise of said option by notice given after the Closing Time (as hereinafter defined), earlier than two full business days) after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Underwriters and the Company and the Selling Stockholders, at 10:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

         Payment of the purchase price for the Initial Securities shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to the Company and the Custodian pursuant to each Selling Stockholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Underwriters of certificates for the Initial Securities to be purchased by them. Payment of the purchase price for any Option Securities shall be made to the Company by wire transfer of immediately available funds to the Company, against delivery to the Underwriters of certificates for the Option Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters promptly, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. During the period when the Prospectus is required to be delivered under the 1933 Act, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act, or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (c)  Delivery  of  Registration  Statements.  The  Company has
         furnished or will deliver to Merrill Lynch, without charge, a signed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the other Underwriters and to counsel for the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters and counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to each Underwriter such number of copies of such amendment or supplement as such Underwriter may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (i) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (x) offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock, securities convertible into, exchangeable for or repayable with shares of Common Stock, or rights or warrants to acquire shares of Common Stock or (y) file any registration statement under the 1933 Act with respect to any shares of Common Stock, securities convertible into, exchangeable for or repayable with shares of Common Stock, or rights or warrants to acquire shares of Common Stock. The foregoing sentence shall not apply to (A) options to purchase Common Stock granted pursuant to the Company's 1994 Stock and Incentive Plan and 1995 Non-Employee Director Stock Option Plan referred to in the Prospectus; or (B) shares of Common Stock issued upon exercise of options outstanding at the date of this Agreement; or (C) shares of Common

         Stock issued in connection with one or more acquisitions of privately-held companies, provided that the number of shares so issued does not exceed, in the aggregate, 2,000,000 (subject to appropriate adjustment for stock splits, reverse stock splits and stock dividends) and that upon issuance all such shares constitute "restricted securities" as defined in Rule 144(a) under the 1933 Act; or (D) the filing of registration statements on Form S-4 under the 1933 Act covering, in the aggregate, the registration of not more than 2,000,000 (subject to appropriate adjustment for stock splits, reverse stock splits and stock dividends) shares of Common Stock.

                  (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company and the Selling Stockholders will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes or any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the fees and disbursements of the Selling Stockholders' counsel, accountants and other advisors, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vii) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (viii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. ("NASD") of the terms of the offering and sale of the Securities and (xi) the fees and expenses incurred in connection with the inclusion of the Securities in the Nasdaq National Market.

         (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company and the Selling Stockholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (c) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof, to the accuracy of the statements made in certificates of any officer of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the
         Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for the Company and the Selling Stockholders. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Whiteford, Taylor & Preston L.L.P., counsel for the Company and the Selling Stockholders, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (c) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the matters set forth in clauses (i), (v) through (vii), inclusive, and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and the Underwriters shall have received a certificate of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge, are pending or are contemplated by the Commission.

                  (e) Certificate of Selling Stockholders. At Closing Time, the Underwriters shall have received a certificate of the Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Stockholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

                  (f) Accountants' Comfort Letters. At the time of the execution of this Agreement, the Underwriters shall have received from each of KPMG Peat Marwick LLP, Price Waterhouse LLP and Ernst & Young LLP a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (g)  Bring-down   Comfort   Letters.   At  Closing  Time,  the
         Underwriters shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection
         (f) of this Section, except that the "specified date" referred to shall be a date not more than three business days prior to Closing Time.

                  (h)      No Objection.   The  NASD  shall  not have raised any
         objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit B hereto signed by each of the persons listed on Schedule E hereto.

                  (j) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 5(d) hereof is true and correct as of such Date of Delivery.

                  (ii) Opinion of Counsel for the Company. The favorable opinion of Whiteford, Taylor & Preston L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for Underwriters. The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letters. A letter from KPMG Peat Marwick LLP, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished by KPMG Peat Marwick LLP to the Underwriters pursuant to Section 5(g) hereof, except that any "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (k) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                  (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Indemnification.

         (a) Indemnification of Underwriters. (1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (x) written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (y) written information furnished to the Company by or on behalf of any Selling Stockholder expressly for use under the caption "Principal and Selling Stockholders" in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereof); and provided, further, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus but eliminated in the

Prospectus (or any amendment or supplement thereto), such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) if a copy of such Prospectus (or amendment or supplement thereto) was not delivered to the person asserting any such loss, liability, claim or damage, if such delivery was required by the 1933 Act, and the delivery thereof would have cured the defect giving rise to such loss, liability, claim or damage.

(2) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of such Selling Stockholder; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, referred to under (i) above to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall apply only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use under the caption "Principal and Selling Stockholders" in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity is subject to the condition that, insofar as it relates to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus but eliminated in the Prospectus (or any amendment or supplement thereto), such indemnity shall not inure to the benefit of any Underwriter if a copy of such Prospectus (or amendment or supplement thereto) was not delivered to the person asserting any such loss, liability, claim or damage, if such delivery was required by the 1933 Act, and the delivery thereof would have cured the defect giving rise to such loss, liability, claim or damage.

         (b) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each Selling Stockholder, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(1)(ii) and Section 6(a)(2)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) The provisions of this Section shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Stockholder, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.           Termination of Agreement.

         (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then this Agreement (or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement (or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities) either the non-defaulting Underwriters or the Selling Stockholders (solely with respect to the Initial Securities) or the Company shall have the right to postpone

Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Default by One or More of the Selling Stockholders or the Company. (a) If one or more Selling Stockholders shall fail at Closing Time to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, the remaining Selling Stockholders shall have the right within 24 hours thereafter to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B hereto; if, however, the non-defaulting Selling Stockholders shall not have exercised such right within such 24-hour period, then the Underwriters may, by notice from the Underwriters to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party, except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect, or (b) elect to purchase the Securities which the non-defaulting Selling Stockholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Underwriters, the Company and the non-defaulting Selling Stockholders shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices and other communications to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Raymond Wong; notices and other communications to the Company shall be sent to it at 300 East Lombard Street, Baltimore, Maryland 21202, attention of Charles A. Berardesco, Vice President and General Counsel, with copies to Whiteford, Taylor & Preston L.L.P., Seven Saint Paul Street, Baltimore, Maryland 21202-1626, attention of D. Scott Freed, Esq.; and notices and other communications to the Selling Stockholders shall be directed to the Selling Stockholders c/o Warburg, Pincus Investors, L.P. at 466 Lexington Avenue, New York, New York 10017, attention of Patrick Hackett.

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15.          Effect  of  Headings.   The  Article  and  Section
headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                  Very truly yours,

                                  HCIA INC.



                                  By
                                       Name:       George D. Pillari
                                       Title:      Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer

                                  WARBURG, PINCUS INVESTORS, L.P.


                                  By
                                          For itself and as Attorney-in-Fact
                                          acting on behalf of the other Selling
                                          Stockholders named in Schedule B
                                          hereto.

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
MONTGOMERY SECURITIES
ROBERTSON, STEPHENS & COMPANY LLC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED


By
          Authorized Signatory

                                   SCHEDULE A


                                                                      Number of
                                                                       Initial
                                   Name of Underwriter                Securities

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated............................................
Alex. Brown & Sons Incorporated.....................................
Hambrecht & Quist LLC...............................................
Montgomery Securities...............................................
Robertson, Stephens & Company LLC...................................
            Total...................................................  2,216,696
                                                                      =========



                                   Sch A - 1

                                   SCHEDULE B

                                                           Maximum Number of
                                  Number of Initial     Option Securities to be
                                Securities to be Sold             Sold

HCIA Inc.                            2,000,000                  332,505
Warburg, Pincus Investors, L.P.        199,393
United HealthCare Services, Inc.
HLM Partners V. L.P.                     7,698
HLM Partners VII, L.P.                   1,921
                                         7,684



                                   Sch B - 1

                                   SCHEDULE C

                                   HCIA INC.

                        2,216,696 Shares of Common Stock

                           (Par Value $.01 Per Share)



    1.     The  initial  public  offering   price  per  share  for  the  Initial
           Securities shall be $[     ].

    2. The purchase price per share for the Initial Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share.




                                   Sch C - 1

                                   SCHEDULE D


Healthcare Knowledge Systems Limited
CHKS Limited
IASIST, S.A.
Response Healthcare Information Management, Inc.
LBA Holdings, Inc.
LBA Health Care Management Inc.

                                   Sch D - 1

                                   SCHEDULE E


                                   George D. Pillari
                                   Sachi J. Morishige
                                   Barry C. Offutt
                                   Jean Chenoweth
                                   Lawrence J. Byrne
                                   Kevin J. Hicks


                                   Sch E - 1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


           (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

           (ii) Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, unless the failure to qualify would not have a material adverse effect on the business of the Company and its subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary (except for directors' qualifying shares); and, to our knowledge, except for the lien in favor of First Union National Bank of North Carolina ("First Union") created under that certain Credit Agreement dated August 8, 1996 by and between First Union, as Agent, and the Company, the outstanding shares of capital stock of each of the Subsidiaries are owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

           (iii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the outstanding shares of the Company's Common Stock, including the Initial Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Securities conform to the description thereof incorporated by reference in the Prospectus; the Securities to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by the Underwriting Agreement; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue or sale thereof.

           (iv) Except as described in or contemplated by the Prospectus, to our knowledge, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock, provided, however, that certain former shareholders of CHKS Limited, an English private company limited by shares ("CHKS"), have the option to require repayments of promissory notes issued by the Company in shares of Common Stock in connection with the repurchase of such shareholders' stock in CHKS by the Company; and except as described in the Prospectus, to our knowledge, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any shares of Common Stock or the right to have any shares of Common Stock or other securities of the Company included in the Registration Statement, or to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

           (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

           (vi) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

           (vii) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434
    Information, as applicable, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which we render no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

           (viii) The  documents  incorporated  by reference  in the  Prospectus
    (other than the financial statements, supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which we render no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

           (ix) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the Charter and By-laws of the Company and the requirements of the Nasdaq National Market.

           (x) After due inquiry, including discussions with the Company's senior management and the Company's accountants, we know of no material legal or governmental proceedings pending or threatened against the Company or any of the subsidiaries except as set forth in the Prospectus.

           (xi) The statements under the captions "Risk Factors--Dependence on Intellectual Property Rights", "Use of Proceeds," "Business--Recent
    Acquisitions; Decision Support Systems; Customers; Intellectual Property; Government Regulation; Properties; Litigation", "Management" and "Principal and Selling Stockholders", in the Prospectus, and under the caption
    "Description of Capital Stock" in the Company's Registration Statement on Form 8-A filed on January 13, 1995, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly present in all material respects the information called for with respect to such documents and matters; and there are no material statutes, rules or regulations (including any relating to health care or similar matters) that are not described or referred to therein and that are necessary to make the statements in the Prospectus in the light in which they were made not materially misleading.

           (xii) We know of no contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

           (xiii) To our knowledge, neither the Company or any subsidiary is presently in breach of, or in default under, their respective Charter documents or Bylaws, or any provision of any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness or any other agreement, lease, contract, instrument, franchise, license, authorization, permit, approval, registration, judgment, decree, order, statute, rule or regulation of which we have knowledge to which the Company or any subsidiary is a party or by which any of its respective properties is bound, which breach or default is material to the business or financial condition of the Company and its subsidiaries taken as a whole, and to our knowledge, the Company and its subsidiaries are conducting their respective businesses in compliance with all of the material laws, rules and regulations applicable thereto except where non-compliance, together with all other such instances of non-compliance, would not have a material adverse effect on the business, properties, rights, assets, operations or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

           (xiv) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of the Underwriting Agreement by the Company and the consummation by the Company of the transactions therein contemplated (other than as may be required by state securities and Blue Sky laws as to which we express no opinion), except such as have been obtained or made.

           (xv) The execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or Bylaws of the Company, or any agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of the subsidiaries may be bound, except to the extent that any such conflict, breach or default would not have a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or business prospects of the Company and its subsidiaries taken as a whole.

           (xvi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

           (xvii) To our knowledge, each of the Company and its subsidiaries owns, or is licensed or otherwise has sufficient right to use, all proprietary knowledge, data bases, inventions, trademarks, service marks, logo marks and copyrights (collectively, the "rights") necessary for the conduct of its business as described in the Prospectus. To our knowledge, no claims have been asserted against the Company or any of its subsidiaries by any person to the use of any such rights or challenging or questioning the validity or effectiveness of any such rights. The use, in connection with the business and operations of the Company and its subsidiaries, of such rights does not, to our knowledge, infringe on the rights of any person or entity.

           (xviii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its obligations under the Underwriting Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

           (xix) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling Stockholder named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder.

           (xx) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

           (xxi) The Attorney-in-Fact has been duly authorized by the Selling Stockholders to deliver the Securities on behalf of the Selling Stockholders in accordance with the terms of the Underwriting Agreement.

           (xxii) The execution, delivery and performance by the Selling Stockholders of the Underwriting Agreement and the Power of Attorney and Custody Agreements and the sale and delivery of the Securities to be sold by the Selling Stockholders and the consummation by the Selling Stockholders of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Selling Stockholders with their obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of each Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by the Selling Stockholders or any property or assets of any Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Stockholder is a party or by which any Selling Stockholder may be bound, or to which any of the property or assets of any Selling Stockholder may be subject nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of any Selling Stockholder, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over any Selling Stockholder or any Selling Stockholder's properties.

           (xxiii) To our knowledge, each Selling Stockholder has all rights in and to the Securities to be sold by such Selling Stockholder, free and clear of any "adverse claims" within the meaning of Section 8-302 of the New York Uniform Commercial Code, and full right and authority to effect the sale and delivery of such Securities; and upon delivery of the Securities to be sold by each Selling Stockholder and payment of the purchase price therefor as contemplated in the Underwriting Agreement, assuming each of the Underwriters is a "bona fide purchaser" (as defined under Section 8-302 of the New York Uniform Commercial Code), each of the Underwriters will acquire all rights in and to the Securities purchased by it from each Selling Stockholder, free and clear of any "adverse claims" within the meaning of
    Section 8-302 of the New York Uniform Commercial Code.

           Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial or statistical data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    [In rendering such opinion, such counsel may (A) rely as to all matters involving the application of laws other than the laws of the State of Maryland or the federal laws of the United States of America, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel whom such counsel believes to be reliable, provided that such counsel furnishes a copy thereof to the Underwriters and states that such opinion of such local counsel is satisfactory in form and substance and that the Underwriters and counsel for the Underwriters are entitled to rely thereon, (B) assume that the laws of the State of New York, to the extent applicable to such opinion, will be applied in a manner similar to, and consistent with the laws of the State of Maryland, and (C) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company, its subsidiaries, the Selling Stockholders and public officials.]

                   [Form of lock-up pursuant to Section 5(i)]

                                                                       Exhibit B

                                                       ________, 1996

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated,
ALEX. BROWN & SONS INCORPORATED
HAMBRECHT & QUIST LLC
MONTGOMERY SECURITIES
ROBERTSON, STEPHENS & COMPANY LLC
  c/o  Merrill Lynch & Co.
       Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

           Re:    Proposed Public Offering of Common Stock of HCIA Inc.

Dear Sirs:

           The undersigned, a stockholder [and an officer and/or director] of HCIA Inc., a Maryland corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated, Hambrecht & Quist LLC, Montgomery Securities and Robertson Stephens & Company LLC (collectively, the
"Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company and certain stockholders of the Company providing for the public offering of 2,216,696 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exchangeable for or repayable with shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

                                      Very truly yours,

                                      Signature:

                                      Print Name:


                                      B-1